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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements Nos. 33-54487, 333-51508, 33-64313, 333-51512, 333-27563, 333-63756, 333-81441, 333-63754 and 333-51506 on Form S-8 of Nash Finch Company of our report dated May 12, 2003, with respect to the consolidated financial statements and related financial statement schedule of Nash Finch Company and subsidiaries as of December 28, 2002 and for each of the years in the three-year period ended December 28, 2002, included in the Annual Report on Form 10-K of Nash Finch Company for the fiscal year ended December 28, 2002.

                      /s/ Ernst & Young LLP

Minneapolis, Minnesota
May 12, 2003

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CONSENT OF INDEPENDENT AUDITORS